                                                                   EXHIBIT T3C-2

                         PRG-SCHULTZ INTERNATIONAL, INC.

                          10% Senior Convertible Notes
                                    due 2011

            ---------------------------------------------------------

                                    INDENTURE

                         Dated as of _________ __, 2006

            ---------------------------------------------------------

                        U.S. BANK NATIONAL ASSOCIATION,

                                     TRUSTEE

            ---------------------------------------------------------

                             CROSS REFERENCE TABLE*


TIA Section .......................................................................... Indenture Section
310(a)(1).............................................................................           7.09
(a)(2)................................................................................           7.09
(a)(3)................................................................................           N.A.
(a)(4)................................................................................           N.A.
(b)...................................................................................        7.08; 7.10
(c)...................................................................................           N.A.
311(a)................................................................................           7.13
(b)...................................................................................           7.13
(c)...................................................................................           N.A.
312(a)................................................................................           2.05
(b)...................................................................................           11.03
(c)...................................................................................           11.03
313(a)................................................................................           7.14
(b)(1)................................................................................           N.A.
(b)(2)................................................................................           7.14
(c)...................................................................................           11.02
(d)...................................................................................           7.14
314(a)................................................................................     4.02; 4.03; 11.02
(b)...................................................................................           N.A.
(c)(1)................................................................................           11.04
(c)(2)................................................................................           11.04
(c)(3)................................................................................           N.A.
(d)...................................................................................           N.A.
(e)...................................................................................           11.05
(f)...................................................................................           N.A.
315(a)................................................................................           7.01
(b)...................................................................................        7.15; 11.02
(c)...................................................................................           7.01
(d)...................................................................................           7.01
(e)...................................................................................           6.12
316(a) (last sentence)................................................................           2.08
(a)(1)(A).............................................................................           6.05
(a)(1)(B).............................................................................           6.04
(a)(2)................................................................................           N.A.
(b)...................................................................................           6.07
317(a)(1).............................................................................           6.08
(a)(2)................................................................................           6.09
(b)...................................................................................           2.04
318(a)................................................................................           11.01
                                             N.A. means Not Applicable

----------
* Note: This Cross Reference Table shall not, for any purpose be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
Article 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION................................................        1

     Section 1.01       Definitions..............................................................................        1
     Section 1.02       Other Definitions........................................................................       10
     Section 1.03       Incorporation by Reference of Trust Indenture Act........................................       11
     Section 1.04       Rules of Construction....................................................................       12
     Section 1.05       Acts of Holders..........................................................................       12

Article 2 THE NOTES..............................................................................................       13

     Section 2.01       Title, Form and Dating...................................................................       13
     Section 2.02       Execution and Authentication.............................................................       15
     Section 2.03       Registrar and Paying Agent...............................................................       15
     Section 2.04       Paying Agent to Hold Money and Notes in Trust............................................       16
     Section 2.05       Noteholder Lists.........................................................................       16
     Section 2.06       Transfer and Exchange....................................................................       16
     Section 2.07       Replacement Notes........................................................................       17
     Section 2.08       Outstanding Notes; Determinations of Holders' Action.....................................       18
     Section 2.09       Temporary Notes..........................................................................       18
     Section 2.10       Cancellation.............................................................................       19
     Section 2.11       Persons Deemed Owners....................................................................       19
     Section 2.12       Global Notes.............................................................................       19
     Section 2.13       CUSIP Numbers............................................................................       22
     Section 2.14       Defaulted Interest.......................................................................       23
     Section 2.15       Designation..............................................................................       23

Article 3 REDEMPTION AND PURCHASES...............................................................................       23

     Section 3.01       Optional Redemption......................................................................       23
     Section 3.02       Notice of Trustee........................................................................       24
     Section 3.03       Selection of Notes to be Redeemed........................................................       24
     Section 3.04       Notice of Redemption.....................................................................       24
     Section 3.05       Effect of Notice of Redemption...........................................................       25
     Section 3.06       Deposit of Redemption Price..............................................................       25
     Section 3.07       Notes Redeemed in Part...................................................................       25
     Section 3.08       Repurchase of Notes at Option of the Holder upon Change in Control.......................       26
     Section 3.09       Effect of Change in Control Repurchase Notice............................................       29
     Section 3.10       Deposit of Change in Control Repurchase Price............................................       30
     Section 3.11       Notes Purchased in Part..................................................................       30
     Section 3.12       Covenant to Comply with Securities Laws..................................................       31
     Section 3.13       Repayment to the Company.................................................................       31

Article 4 COVENANTS..............................................................................................       31

     Section 4.01       Payment of Principal, Premium, Interest on the Notes.....................................       31
     Section 4.02       SEC and Other Reports....................................................................       32
     Section 4.03       Compliance Certificate...................................................................       32
     Section 4.04       Further Instruments and Acts.............................................................       32
     Section 4.05       Maintenance of Office or Agency..........................................................       32
     Section 4.06       Taxes....................................................................................       33

Article 5 SUCCESSOR CORPORATION..................................................................................       33

     Section 5.01       When Company May Merge or Transfer Assets................................................       33

Article 6 DEFAULTS AND REMEDIES..................................................................................       34

     Section 6.01       Events of Default........................................................................       34
     Section 6.02       Acceleration.............................................................................       36
     Section 6.03       Other Remedies...........................................................................       36
     Section 6.04       Waiver of Past Defaults..................................................................       36
     Section 6.05       Control by Majority......................................................................       37
     Section 6.06       Limitation on Suits......................................................................       37
     Section 6.07       Rights of Holders to Receive Payment.....................................................       37
     Section 6.08       Collection Suit by Trustee...............................................................       38
     Section 6.09       Trustee May File Proofs of Claim.........................................................       38
     Section 6.10       Priorities...............................................................................       38
     Section 6.11       Distributions to Senior Secured Creditors Following Substantive Consolidation or Other
                         Similar Remedies........................................................................       39
     Section 6.12       Undertaking for Costs....................................................................       39
     Section 6.13       Waiver of Stay, Extension or Usury Laws..................................................       39

Article 7 TRUSTEE................................................................................................       40


     Section 7.01       Duties and Responsibilities of the Trustee; During Default; Prior to Default.............       40
     Section 7.02       Certain Rights of the Trustee............................................................       41
     Section 7.03       Trustee Not Responsible for Recitals, Disposition of Notes or Application of Proceeds
                         Thereof ................................................................................       43
     Section 7.04       Trustee and Agents May Hold Notes; Collections, etc......................................       43
     Section 7.05       Moneys Held by Trustee...................................................................       43
     Section 7.06       Compensation and Indemnification of Trustee and Its Prior Claim..........................       43
     Section 7.07       Right of Trustee to Rely on Officers' Certificate, etc...................................       44
     Section 7.08       Conflicting Interests....................................................................       44
     Section 7.09       Persons Eligible for Appointment as Trustee..............................................       44
     Section 7.10       Resignation and Removal; Appointment of Successor Trustee................................       44
     Section 7.11       Acceptance of Appointment by Successor Trustee...........................................       45

     Section 7.12       Merger, Conversion, Consolidation or Succession to Business of Trustee...................       46
     Section 7.13       Preferential Collection of Claims Against the Company....................................       46
     Section 7.14       Reports by the Trustee...................................................................       46
     Section 7.15       Trustee to Give Notice of Default, But May Withhold in Certain Circumstances.............       47

Article 8 DISCHARGE OF INDENTURE.................................................................................       47

     Section 8.01       Discharge of Liability on Notes..........................................................       47
     Section 8.02       Repayment of the Company.................................................................       47

Article 9 AMENDMENTS.............................................................................................       48

     Section 9.01       Without Consent of Holders...............................................................       48
     Section 9.02       With Consent of Holders..................................................................       48
     Section 9.03       Compliance with Trust Indenture Act......................................................       49
     Section 9.04       Revocation and Effect of Consents, Waivers and Actions...................................       49
     Section 9.05       Notation on or Exchange of Notes.........................................................       49
     Section 9.06       Trustee to Sign Supplemental Indentures..................................................       49
     Section 9.07       Effect of Supplemental Indentures........................................................       50

Article 10 CONVERSION............................................................................................       50

     Section 10.01      Conversion Rights and Initial Price......................................................       50
     Section 10.02      Exercise of Conversion Right.............................................................       50
     Section 10.03      Fractions of Shares......................................................................       51
     Section 10.04      Adjustment of Conversion Price...........................................................       51
     Section 10.05      Notice of Adjustments of Conversion Price................................................       60
     Section 10.06      Notice Prior to Certain Actions..........................................................       60
     Section 10.07      Company to Reserve Series B Preferred Stock and Common Stock.............................       61
     Section 10.08      Taxes on Conversions.....................................................................       62
     Section 10.09      Covenant as to Series B Preferred Stock..................................................       62
     Section 10.10      Cancellation of Converted Notes..........................................................       63
     Section 10.11      Effect of Reclassification, Consolidation, Merger or Sale................................       63
     Section 10.12      Adjustment for Other Distributions.......................................................       64
     Section 10.13      Responsibility of Trustee for Conversion Provisions......................................       65

Article 11 MISCELLANEOUS.........................................................................................       65

     Section 11.01      Trust Indenture Act Controls.............................................................       65
     Section 11.02      Notices..................................................................................       65
     Section 11.03      Communication by Holders with Other Holders..............................................       66
     Section 11.04      Certificate and Opinion as to Conditions Precedent.......................................       66
     Section 11.05      Statements Required in Certificate or Opinion............................................       67
     Section 11.06      Withholding..............................................................................       67
     Section 11.07      Separability Clause......................................................................       67

     Section 11.08      Rules by Trustee, Paying Agent and Registrar.............................................       67
     Section 11.09      Legal Holidays...........................................................................       67
     Section 11.10      Governing Law............................................................................       68
     Section 11.11      No Recourse Against Others...............................................................       68
     Section 11.12      Successors...............................................................................       68
     Section 11.13      Multiple Originals.......................................................................       68

EXHIBITS

Exhibit A-1 Form of Face of Global Note
Exhibit A-2 Form of Certificated Note
Exhibit B-1 Option of Holder to Elect Purchase

            INDENTURE dated as of ___________, 2006 between PRG-SCHULTZ INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Georgia, having its principal office at 600 Galleria Parkway, STE 100, Atlanta, GA 30339-5949 (the "COMPANY") and U.S. Bank National Association, as trustee hereunder (the "TRUSTEE").

                             RECITALS OF THE COMPANY

            The Company has duly authorized the creation of an issue of its 10% Senior Convertible Notes due 2011 (each a "NOTE" and collectively, the "NOTES") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

            All things necessary to make the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to: (i) duly authorize the issuance of Series B Preferred Stock of the Company upon the conversion of the Note and (ii) duly reserve for issuance of the number of shares of Series B Preferred Stock have been done. In addition, the Company anticipates that on or before the occurrence of the New Conversion Rights Date, all things necessary to duly authorize and duly reserve the Common Stock issuable upon such conversion will have been done.

            This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   Article 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

            Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

                  (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            "ADDITIONAL NOTES" means additional Notes (other than the Initial Notes) issued under the Indenture in accordance with Sections 2.02, 2.14 and
4.01 hereof, as part of the same series as the Initial Notes.

            "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transaction and as in effect from time to time.

            "B CONVERSION DATE" means August 15, 2006.

            "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of such board.

            "BOARD RESOLUTION" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

            "BUSINESS DAY" means each day of the year other than a Saturday or a Sunday on which banking institutions are not required or authorized to close in the City of New York or the city in which the Corporate Trust Office is located.

            "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

            "CAPITAL STOCK" of any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

            "CASH EQUIVALENTS" means:

                  (1) United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 360 days from the date of acquisition;

                  (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better at the time of acquisition;

                  (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper having at the time of acquisition one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Service and, in each case, maturing within nine months after the date of acquisition;

                  (6) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and at the time of acquisition thereof, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.;

                  (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
      (6) of this definition; and

                  (8) local currencies held by the Company or any of its Restricted Subsidiaries, from time to time in the ordinary course of business and consistent with past practice.

            "COMMON STOCK" means the Common Stock, without par value, of the Company authorized at the date of this instrument as originally executed or any stock of any class of Capital Stock of a successor to the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of such successor to the Company.

            "COMPANY" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and, thereafter, "Company" shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

            "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any two Officers.

            "CONVERTIBLE NOTES" means the Company's 10.0% Senior Convertible Notes due 2011.

            "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at U.S. Bank National Association, 360 Interstate North Parkway SE, Suite 500, Atlanta, GA 30339, Attention: Paul L. Henderson, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

            "CREDIT AGREEMENT" means the Credit Agreement, dated as of the Issue Date, as amended, restated, supplemented or otherwise modified from time to time, by and among PRG-Schultz USA, Inc., as borrower, PRG and certain Subsidiaries, as guarantors, and Ableco Finance LLC, as lender and agent thereunder.

            "CREDIT FACILITIES" means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise), substituted or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

            "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.08 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

            "DOLLAR" or "U.S.$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

            "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date.

            "EXISTING NOTES" means the Company's existing 4 3/4% Convertible Subordinated Notes due 2006.

            "FAIR MARKET VALUE" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

            "GAAP" means United States generally accepted accounting principles as in effect from time to time.

            "GLOBAL NOTES" means Notes that are in the form of the Notes attached hereto as Exhibit A-1.

            "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, contingent or otherwise, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

            "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

                  (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designated for the purpose of fixing, hedging or swapping interest rate risk;

                  (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

                  (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

            "HOLDER" or "Noteholder" means a person in whose name a Note is registered on the Registrar's books.

            "INDEBTEDNESS" means, with respect to any Person, without duplication:

                  (1) all indebtedness, obligations and other liabilities, contingent or otherwise, of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, if and to the extent such obligations, liabilities or indebtedness would appear as a liability of such person on a balance sheet prepared in accordance with GAAP, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

                  (2) all obligations of such Person evidenced by bonds, credit or loan agreements, notes, debentures or other similar instruments;

                  (3) indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), if and to the extent such Obligations would appear as a liability of such Person on a balance sheet prepared in accordance with GAAP, but excluding trade payables arising in the ordinary course of business;

                  (4) all obligations and liabilities, contingent or otherwise, in respect of Capital Lease Obligations of such Person;

                  (5) all Hedging Obligations of such Person;

                  (6) all indebtedness referred to in (but not excluded from) the preceding clauses (1) through (5) of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or with respect to property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

                  (7) all guarantees by such Person of indebtedness referred to in this definition or of any other Person; and

                  (8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

            "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

            "INITIAL NOTES" means the first $60,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

            "INSTITUTIONAL ACCREDITED INVESTOR" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

            "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Notes.

            "INTEREST RATE" means 10% per annum.

            "ISSUE DATE" of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, security interest).

            "NEW CONVERSION RIGHTS DATE" means the first date on which both (1) the Registration Statement has been declared effective and (2) the Company's common shareholders have approved an increase in the aggregate authorized shares of the Company's common stock in an amount of at least 140 million shares (subject to adjustment for any stock split, dividend, reclassification or other change in the number of outstanding shares of the Company's common stock).

            "NON-CONVERTIBLE NOTES" means the Company's 11.0% Senior Notes due 2011.

            "NON-RECOURSE DEBT" means Indebtedness:

                  (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
      (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

                  (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

                  (3) as to which (a) the explicit terms provide that there is no recourse against any assets of the Company or any of its Restricted Subsidiaries or (b) the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

            "NOTES" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company". The Initial Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and, unless the context otherwise requires, all references to Notes shall include the Initial Notes and any Additional Notes..

            "OFFICER" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

            "OFFICERS' CERTIFICATE" means a written certificate containing the information specified in Sections 11.04 and 11.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 shall be signed by the principal executive Officer, the principal financial Officer or the principal accounting Officer of the Company but need not contain the information specified in Sections 11.04 and 11.05.

            "OPINION OF COUNSEL" means a written opinion containing the information specified in Sections 11.04 and 11.05, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

            "PERSON" or "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

            "PRINCIPAL" of a Note means the principal amount due on the Stated Maturity of the principal payment of such Note as set forth on the face of the Note.

            "REDEMPTION DATE" or "REDEMPTION DATE" means the date specified for redemption of the Notes in accordance with the terms of the Notes and this Indenture.

            "REDEMPTION PRICE" or "REDEMPTION PRICE" shall have the meaning set forth in paragraph 5 on the reverse side of the Notes.

            "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement, dated as of the Issue Date, by and among the Company and certain holders listed in Exhibit A thereto.

            "REGISTRATION STATEMENT" means the registration statement required to be filed pursuant to the Registration Rights Agreement.

            "REGULAR RECORD DATE" means, with respect to the interest payable on any Interest Payment Date, the close of business on March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

10080230.2
10080230-2

            "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

            "RIGHTS PLAN" means the Shareholder Protection Rights Agreement between the Company and First Union National Bank, as rights agent, dated as of August 9, 2000, as the same may be amended from time to time.

            "SEC" means the Securities and Exchange Commission.

            "SECURITIES ACT" means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

            "SERIES A PREFERRED STOCK" means the Company's Senior Series A Convertible Participating Preferred Stock.

            "SERIES B PREFERRED STOCK" means the Company's Senior Series B Convertible Participating Preferred Stock.

            "SIGNIFICANT SUBSIDIARY" means a Subsidiary of the Company, including its Subsidiaries, which meets any of the following conditions:

            (1) the Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

            (2) the Company's and its other Subsidiaries' proportionate share of the total assets of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

            (3) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years.

            "STATED MATURITY", means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "SUBSIDIARY" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

            "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

            "TOTAL ASSETS" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent internal balance sheet of the Company prepared on a consolidated basis (excluding Unrestricted Subsidiaries of the Company) in accordance with GAAP.

            "TRADING DAY" means a day during which trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Notes Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

            "TRUSTEE" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

            "UNITED STATES" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

            Section 1.02 Other Definitions.

                                           Defined in
Term                                         Section
----------------------------------------   -----------
"ACT"...................................    1.05(a)
"AGENT MEMBERS".........................    2.12(f)
"AUTHENTICATION ORDER"..................    2.02

                                           Defined in
Term                                         Section
----------------------------------------   -----------
"BANKRUPTCY LAW"........................    6.01
"CHANGE IN CONTROL".....................    3.09(b)
"CHANGE IN CONTROL REPURCHASE DATE".....    3.09(a)
"CHANGE IN CONTROL REPURCHASE NOTICE"...    3.09(d)
"CHANGE IN CONTROL REPURCHASE PRICE"....    3.09(a)
"COMMISSIONS"...........................    1.03
"CUSTODIAN".............................    6.01
"DEPOSITARY"............................    2.01(a)
"DTC"...................................    2.01(a)
"EVENT OF DEFAULT"......................    6.01
"EXCHANGE ACT"..........................    3.09(b)(i)
"INCUR".................................    4.09(a)
"INDENTURE NOTE HOLDER".................    1.03
"INDENTURE TO BE QUALIFIED".............    1.03
"INDENTURE TRUSTEE".....................    1.03
"LEGAL HOLIDAY".........................    10.08
"LEGEND"................................    2.06(f)
"NOTICE OF DEFAULT".....................    6.01
"OBLIGOR"...............................    1.03
"OPTIONAL REDEMPTION PRICE".............    3.01
"PAYING AGENT"..........................    2.03
"PURCHASE DATE".........................    3.14
"PURCHASE DATE".........................    3.14
"REGISTRAR".............................    2.03

            Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "COMMISSION" means the SEC.

            "INDENTURE NOTES" means the Notes.

            "INDENTURE NOTE HOLDER" means a Noteholder.

            "INDENTURE TO BE QUALIFIED" means this Indenture.

            "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

            "OBLIGOR" on the indenture Notes means the Company.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            Section 1.04 Rules of Construction. Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect as of the date hereof;

                  (c) "or" is not exclusive;

                  (d) "including" means including, without limitation; and

                  (e) words in the singular include the plural, and words in the plural include the singular.

            Section 1.05 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            The ownership of Notes shall be proved by the register for the Notes or by a certificate of the Registrar.

            Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

            If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                    Article 2

                                    THE NOTES

            Section 2.01 Title, Form and Dating. The aggregate Principal Amount of Notes that may be authenticated and delivered under this Indenture is initially limited to [$60,000,000 plus an aggregate amount of up to $38,000,000 Additional Notes paid as interest on the Notes](1), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.06, 2.07, 2.09, or 9.05. Other than as set forth in the preceding sentence, the Company shall not issue any Notes under the Indenture.

            The Notes and the Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form annexed hereto as Exhibits A-1 and A-2, which are incorporated in and made apart of this Indenture. The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage.

                  (a) Global Notes and Certificated Notes. Notes offered and exchanged for Existing Notes on the Issue Date shall be issued, initially in the form of a Global Note in registered form, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for, and registered in the name of, The Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being

(1) Total aggregate amount to be issued will be determined at closing.

hereinafter referred to as the "DEPOSITARY"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

            Notes issued pursuant to Section 2.12 hereof in exchange for interests in Global Notes shall be issued in the form of Certificated Notes in registered form, substantially in the form of Exhibit A-2 attached hereto.

                  (b) Global Notes in General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

            Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

                  (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with or on behalf of the Depositary.

            The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

            "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN

            ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

            Section 2.02 Execution and Authentication. The Notes shall be executed on behalf of the Company by any Officer, under its corporate seal impressed or reproduced thereon. The signature of the Officer on the Notes may be manual or facsimile.

            Notes bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Notes the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of authentication of such Notes.

            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer or other representative, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

            The Company may, subject to Article 4 and the terms of this Indenture and applicable law, issue Additional Notes under this Indenture. The Trustee will, upon receipt of a written order of the Company signed by at least one Officer (an "AUTHENTICATION ORDER"), authenticate Additional Notes for original issue that may be validly issued under this Indenture from time to time to represent interest and automatically deemed interest paid pursuant to paragraph 1 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

            The Notes shall be issued only in registered form without coupons.

            Section 2.03 Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Notes maybe presented for purchase or payment ("PAYING AGENT") and an office or agency where Notes may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to
Section 4.05.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The

Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

            The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Notes.

            Section 2.04 Paying Agent to Hold Money and Notes in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

            Section 2.05 Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semi-annually, on January 1 and July 1, a listing of Noteholders dated within 13 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

            Section 2.06 Transfer and Exchange. (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Noteholder or such Noteholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Noteholder requesting such transfer or exchange.

            At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Noteholder or such Noteholder's attorney duly authorized in writing, at such office or agency. Whenever any Notes are so surrendered for exchange, the

Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

            The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes in respect of which a Change in Control Repurchase Notice (as defined in Section 3.09(d)) has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be purchased in part, the portion thereof not to be purchased) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

                  (b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Note shall be limited to transfers of such Global Note in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Notes.

                  (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

                  (e) No Registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in the text of the Notes or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

            Section 2.07 Replacement Notes. If (a) any mutilated Note is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such Note or indemnity as may be required by them, in each case in their respective sole judgment, to save each of them harmless, then, in the absence of notice to the Company or any Responsible Officer of the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased or redeemed by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

            Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every replacement Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            Section 2.08 Outstanding Notes; Determinations of Holders' Action. Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it or delivered to it for cancellation, those paid pursuant to Section 2.07 and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

            If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

            If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date or on the Business Day following the Change in Control Repurchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Notes payable on that date, then immediately after such Redemption Date, Change in Control Repurchase Date or Stated Maturity, as the case may be, such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made.

            If a Note is converted in accordance with Article 10, then from and after the time of conversion on the conversion date, such Note shall cease to be outstanding and interest shall cease to accrue on such Note.

            Section 2.09 Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

            If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

            Section 2.10 Cancellation. All Notes surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be destroyed by the Trustee and the Trustee shall, upon request, deliver a certificate of destruction to the Company.

            Section 2.11 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of the Note or the payment of any Redemption Price or Change in Control Repurchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            Section 2.12 Global Notes. (a) Notwithstanding any other provisions of this Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i),
(B) transfer of a beneficial interest in a Global Note for a Certificated Note shall comply with Section 2.06 and Section 2.12(a)(ii), and (C) transfers of a Certificated Note shall comply with Section 2.06 and Sections 2.12(a)(iii) and
(iv).

                  (i) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this
      Section 2.12(a).

                  (ii) Restrictions on Transfer of a Beneficial Interest in a Global Note for a Certificated Note. A beneficial interest in a Global Note may not be exchanged for a Certificated Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Note (which transfer shall be made to a Holder that is acquiring a minimum of $100,000 aggregate principal amount of Notes) in accordance with Applicable Procedures for a Certificated Note in the form satisfactory to the Trustee, together with written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect a decrease in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such decrease, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be decreased by the aggregate principal amount of the Certificated Note to be issued, shall issue such Certificated Note and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so issued.

                  (iii) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar with a request:

                        (A) to register the transfer of such Certificated Notes;
            or

                        (B) to exchange such Certificated Notes for an equal
            principal amount of Certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  (iv) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below in connection with certain transfers of such Notes.

Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled. If no Global Notes are then outstanding the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

                  (b) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

                  (c) As used in the preceding paragraph of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Note.

                  (d) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Notes:

                        (i) Notwithstanding any other provisions of this Indenture or the Notes, except as provided in Section 2.12(a)(i), a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Note may be exchanged for Notes registered in the names of any person designated by the Depositary in the event that
      (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary is no longer eligible or in good standing under the Exchange Act or any other applicable Statute or regulation to continue as Depository for the Global Notes, and a successor Depositary is not appointed by the Company within 90 days after the Company receives notice or becomes aware of their ineligibility or (B) an Event of Default has occurred and is continuing with respect to the Notes. Any Global Note exchanged pursuant to clause
      (A) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

                        (ii) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                        (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                        (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

                        (v) Neither any members of, or participants in, the Depositary (collectively, the "AGENT MEMBERS") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

            Section 2.13 CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

            Section 2.14 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it will pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

            Notwithstanding anything else in this Indenture or any Note to the contrary, the Company shall pay all interest in cash, and not in Additional Notes, after the Notes become due and payable, whether due to (a) acceleration of the Notes pursuant to Section 6.02, or (b) the scheduled maturity of the Notes.

            Section 2.15 Designation. The Indebtedness evidenced by the Notes is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority for the purposes of any other existing or future Indebtedness of the Company which the Company makes subordinate to any senior (or such other term denoting seniority) Indebtedness of the Company.

                                    Article 3

                            REDEMPTION AND PURCHASES

            Section 3.01 Optional Redemption. The Notes are not redeemable unless both of the following have occurred: (i) payment in full by the Company of the Non-Convertible Notes including without limitation, accrued but unpaid interest, pre-payment penalties, fees or other expenses due thereunder and (ii) the New Conversion Rights Date (the conditions described in clauses (i) and (ii), the "OPTIONAL REDEMPTION CONDITIONS"). On and after the first date on which the Optional Redemption Conditions have occurred, the Company may, at its option, redeem the Notes at any time and from time to time (subject to the provisions of Section 3.02 hereof regarding prior notice to the Trustee), on any date prior to Stated Maturity, upon notice as set forth in Section 3.04, at a redemption price of $1,000 per $1,000 principal amount of Notes (the "OPTIONAL REDEMPTION PRICE"), plus any interest accrued but not paid prior to (but not including) the Optional Redemption Date.

            Unless the Company defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

            Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of Sections 3.02 through 3.07 hereof.

            Section 3.02 Notice of Trustee. If the Company elects to redeem Notes pursuant to the redemption provisions of Section 3.01 hereof, it shall notify the Trustee at least 30 days prior but not more than 60 days prior to the Redemption Date of such intended Redemption Date, the principal amount of Notes to be redeemed and the CUSIP numbers of the Notes to be redeemed. In addition, the Company shall furnish the Trustee with an Officer's Certificate certifying that all conditions precedent to any such redemption have been satisfied in full.

            Section 3.03 Selection of Notes to be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the particular Notes to be redeemed from the outstanding Notes by a method that complies with the requirements of any exchange on which the Notes are listed, or, if the Notes are not listed on an exchange, by lot. Notes and portions thereof that the Trustee selects shall be in principal amounts equal to $1,000 (excluding Additional Notes) or any whole multiple thereof.

            If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed to be the portion selected for redemption (provided, however, that the Holder of such Note so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Note). Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

            The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

            Section 3.04 Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 11.02 hereof to the Holders of Notes to be redeemed. Subject to Section 3.04 hereof, such notice shall be given not less than 30 nor more than 60 days prior to the Redemption Date for redemption pursuant to Section 3.01.

            All notices of redemption shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price and interest accrued and unpaid to, but not including, the Redemption Date, if any;

                  (c) if fewer than all the outstanding Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes which will be outstanding after such partial redemption;

                  (d) that on the Redemption Date the Redemption Price and interest accrued and unpaid to, but not including, the Redemption Date, if any, will become due and payable upon each such Note to be redeemed, and that interest thereon shall cease to accrue on and after such date;

                  (e) the Conversion Price, the date on which the right to convert the principal of the Notes to be redeemed will terminate and the places where such Notes may be surrendered for conversion;

                  (f) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued and unpaid interest, if any; and

                  (g) the CUSIP number of the Notes.

            The notice given shall specify the last date on which exchanges or transfers of Notes may be made pursuant to Section 2.06 hereof.

            Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company.

            Section 3.05 Effect of Notice of Redemption. Notice of redemption having been given as provided in Section 3.04 hereof, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Company at the Redemption Price plus accrued and unpaid interest, if any, to, but not including, the Redemption Date; provided, however, that the installments of interest on Notes whose Stated Maturity is prior to or on the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.01 hereof.

            If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the Interest Rate.

            Section 3.06 Deposit of Redemption Price. Prior to or on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price of all the Notes to be redeemed on that Redemption Date, other than any Notes called for redemption on that date which have been converted prior to the date of such deposit, and accrued and unpaid interest, if any, on such Notes.

            Section 3.07 Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 4.05 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

            Section 3.08 Repurchase of Notes at Option of the Holder upon Change in Control. (a) If there shall have occurred a Change in Control, all or any portion of the Notes of any Holder equal to $1,000 or a whole multiple of $1,000, not previously called for redemption, shall be repurchased by the Company, at the option of such Holder, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, together with interest accrued and unpaid to, but excluding, the repurchase date (the "CHANGE IN CONTROL REPURCHASE PRICE"), on the date (the "CHANGE IN CONTROL REPURCHASE DATE") that is 45 days (or if that 45th day is not a Business Day, the next succeeding Business Day) after the Change in Control Repurchase Notice; provided, however, that installments of interest on Notes whose Stated Maturity is prior to or on the Change in Control Repurchase Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Regular Record Date according to their terms.

                  (b) Whenever in this Indenture (including Sections 2.01, 6.01(a) and 6.07 hereof) or Exhibit A-1 annexed hereto there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Change in Control Repurchase Price payable in respect to such Note to the extent that such Change in Control Repurchase Price is, was or would be so payable at such time, and express mention of the Change in Control Repurchase Price in any provision of this Indenture shall not be construed as excluding the Change in Control Repurchase Price in those provisions of this Indenture when such express mention is not made.

            A "CHANGE IN CONTROL" of the Company shall be deemed to have occurred at such time after the original issuance of Notes as any of the following events shall occur:

                        (i) the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Capital Stock of the Company entitling that person to exercise 50% or more of the total voting power of all shares of such Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its Subsidiaries or any employee benefit plans of the Company; or

                        (ii) any consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's properties and assets to another person, other than:

                              (A) any transaction (1) that does not result in
            any reclassification, conversion, exchange or cancellation of outstanding shares of the Capital Stock of the Company and (2) pursuant to which holders of the Capital Stock of the Company immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or

                              (B) any merger solely for the purpose of changing
            the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of
            (1) Series B Preferred Stock solely into shares of a series of preferred stock of the surviving entity having the same designations, rights and privileges with respect to such surviving entity as the Series B Preferred Stock has with respect to the Company, (2) Series A Preferred Stock solely into shares of a series of preferred stock of the surviving entity having the same designations, rights and privileges with respect to such surviving entity as the Series A Preferred Stock has with respect to the Company, or (3) Common Stock solely into shares of a series of common stock of the surviving entity;

                        (iii) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the shareholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election were previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                        (iv) the Company is liquidated or dissolved or a resolution is passed by the Company's stockholders approving a plan of liquidation or dissolution of the Company other than in a transaction which complies with the provisions described in Article 5 of the Indenture.

            Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" shall include any syndicate or group that would be deemed to be a "person" under
Section 13(d)(3) of the Exchange Act.

                  (c) Unless the Company shall have theretofore called for redemption all of the outstanding Notes, prior to or on the 30th day after the occurrence of a Change in Control, the Company, or, at the written request and expense of the Company prior to or on the 30th day after such occurrence, the Trustee, shall give to all Noteholders, in the manner provided in Section 11.02 hereof, notice of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee. The notice shall include a form of Change in Control Repurchase Notice (as defined in Section 3.08(d)) to be completed by the Noteholder and shall state:

                        (i) briefly, the events causing a Change in Control and the date of such Change in Control;

                        (ii) the date by which the Change in Control Repurchase Notice pursuant to this Section 3.08 must be given;

                        (iii) the Change in Control Repurchase Date;

                        (iv) the Change in Control Repurchase Price;

                        (v) the name and address of the Paying Agent and the Conversion Agent;

                        (vi) the Conversion Price and any adjustments thereto;

                        (vii) that Notes as to which a Change in Control Repurchase Notice has been given may be converted pursuant to Article 10 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this indenture;

                        (viii) that Notes must be surrendered to the Paying Agent to collect payment;

                        (ix) that the Change in Control Repurchase Price for any Note as to which a Change in Control Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Repurchase Date and the time of surrender of such Note as described in (viii) above;

                        (x) briefly, the procedures the Holder must follow to exercise rights under this Section 3.08;

                        (xi) briefly, the conversion rights of the Notes;

                        (xii) the procedures for withdrawing a Change in Control Repurchase Notice;

                        (xiii) that, unless the Company defaults in making payment of such Redemption Price, interest on Notes called for redemption will cease to accrue on and after the Redemption Date; and

                        (xiv) the CUSIP number of the Notes.

                  (d) A Holder may exercise its rights specified in Section 3.08(a) hereof upon delivery of a written notice of purchase (a "CHANGE IN CONTROL REPURCHASE NOTICE") to the Paying Agent at any time prior to the close of business on the Change in Control Repurchase Date, stating:

                        (i) the certificate number of the Note which the Holder will deliver to be purchased;

                       (ii) the portion of the principal amount of the Note which the Holder will deliver to be purchased; and

                        (iii) that such Note shall be purchased pursuant to the terms and conditions specified in paragraph 6 on the reverse side of the Notes.

            The delivery of such Note to the Paying Agent prior to, on or after the Change in Control Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Repurchase Price therefor; provided, however, that such Change in Control Repurchase Price shall be so paid pursuant to this
Section 3.08 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Repurchase Notice.

            The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Note. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

            Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Repurchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 3.08.

            Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Repurchase Notice contemplated by this Section 3.08(d) shall have the right to withdraw such Change in Control Repurchase Notice at any time prior to the close of business on the Change in Control Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

            The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Repurchase Notice or written withdrawal thereof.

            Section 3.09 Effect of Change in Control Repurchase Notice. Upon receipt by the Paying Agent of the Change in Control Repurchase Notice specified in Section 3.08(d), the Holder of the Note in respect of which such Change in Control Repurchase Notice was given shall (unless such Change in Control Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Change in Control Repurchase Price with respect to such Note. Such Change in Control Repurchase Price shall be paid to such Holder, subject to receipt of consideration for the Notes and/or Notes from the Holders by the Paying Agent, promptly following the later of (x) the Change in Control Repurchase Date with respect to such Note (provided the conditions in Section 3.08(d) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by
Section 3.08(d). Notes in respect of which a Change in Control Repurchase Notice, has been given by the Holder thereof may not be converted pursuant to
Article 10 hereof on or after the date of the delivery of such Change in Control Repurchase

Notice unless such Change in Control Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

            A Change in Control Repurchase Notice may be withdrawn by means of written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change in Control Repurchase Notice at any time prior to the close of business on the Change in Control Repurchase Date specifying:

                  (a) the certificate number of the Note in respect of which such notice of withdrawal is being submitted,

                  (b) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

                  (c) the principal amount, if any, of such Note which remains subject to the original Change in Control Repurchase Notice and which has been or will be delivered for purchase by the Company.

            There shall be no repurchase of any Notes pursuant to Section 3.08 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Change in Control Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Change in Control Repurchase Notice has been withdrawn incompliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change in Control Repurchase Price with respect to such Notes) in which case, upon such return, the Change in Control Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

            Section 3.10 Deposit of Change in Control Repurchase Price. Prior to 11:00 a.m. (New York City time) on the Change in Control Repurchase Date the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business
Day) sufficient to pay the aggregate Change in Control Repurchase Price of all the Notes or portions thereof which are to be purchased as of the Change in Control Repurchase Date.

            Section 3.11 Notes Purchased in Part. Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

            Section 3.12 Covenant to Comply with Securities Laws . In connection with any offer to purchase or repurchase Notes under Section 3.08 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable,
(ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.08 to be exercised in the time and in the manner specified in Section 3.08.

            Section 3.13 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash held by them for the payment of the Change in Control Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.11 exceeds the aggregate Change in Control Repurchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Change in Control Repurchase Date then promptly after the Business Day following the Change in Control Repurchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

                                    Article 4

                                    COVENANTS

            Section 4.01 Payment of Principal, Premium, Interest on the Notes. The Company will duly and punctually pay the principal of and premium, if any, and interest at the Interest Rate in accordance with the terms of the Notes and this Indenture. The Company will, at its option, either (i) deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than 11:00 a.m., New York City time on the day of the Stated Maturity of any interest installment or principal payment of any Note, all payments so due or (ii) cause to be executed and authenticated such Additional Notes in the principal amount sufficient to pay the Stated Maturity of any interest installment or principal payment of any Note in accordance with Section 2.02 hereof and deliver such Additional Notes to each Holder of record (or to the Trustee or the authenticating agent in custody for such Person). Principal amount, Redemption Price, Change in Control Repurchase Price and cash interest shall be considered paid on the applicable date due if at 11:00 a.m., New York City time on such date (or, in the case of a Change in Control Repurchase Price on the Business Day following the applicable Change in Control Repurchase Date, if applicable) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or Notes, if permitted hereunder, sufficient to pay all such amounts then due.

            The Company shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in paragraph 1 on the reverse side of the Notes, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such overdue interest shall be payable on demand.

            Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            Section 4.02 SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a).

            The Company's reporting obligations under this Section 4.02 will be satisfied in the event the Company files such information with the SEC and it is publicly available electronically through the SEC's EDGAR filing system.

            Section 4.03 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2006) an Officers' Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

            Section 4.04 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

            Section 4.05 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of U.S. Bank National Association, located in the Borough of Manhattan, the City of New York, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

            Section 4.06 Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

                                    Article 5

                              SUCCESSOR CORPORATION

            Section 5.01 When Company May Merge or Transfer Assets. The Company shall not consolidate, merge or amalgamate with or into any other person or convey, transfer or lease its properties and assets of the Company and its Restricted Subsidiaries taken as a whole substantially as an entirety to any person, unless:

                  (a) either (i) the Company shall be the continuing corporation or (ii) the person (if other than the Company) formed by such consolidation or into which the Company is merged or amalgamated or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (A) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

                  (b) at the time of such transaction, no Event of Default and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and

                  (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Section 9.06, the

Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

                                    Article 6

                              DEFAULTS AND REMEDIES

            Section 6.01 Events of Default. An "EVENT OF DEFAULT" occurs if:

                  (a) the Company fails to pay when due the principal of or premium, if any, on any of the Notes at maturity, upon redemption or exercise of a repurchase right or otherwise;

                  (b) the Company fails to pay an installment of interest (including Registration Delay Payments (as that term is defined in the Registration Rights Agreement), if any) on any of the Notes that continues for 30 days after the date when due;

                  (c) the Company fails to deliver shares of Series B Preferred Stock or Common Stock, as applicable, together with cash in lieu of fractional shares, if any, when such shares are required to be delivered for conversion of a Note and such failure continues for 10 days after such delivery date;

                  (d) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture and the Non-Convertible Notes and the Non-Convertible Notes indenture for a period of 30 days after receipt by the Company of a Notice of Default (as defined in this Section 6.01);

                  (e) the Company fails to give or cause the Trustee to give all Noteholders notice of the occurrence of a Change in Control in accordance with the provisions of Section 3.08(c) hereof;

                  (f) one or more defaults in the payment of principal of or premium, if any, on any of the Company's or the Company's Subsidiaries' Indebtedness aggregating $5.0 million or more, when the same becomes due and payable at the scheduled maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within a 30-day period after the date of a notice of default or any of the Company's or the Company's Subsidiaries' Indebtedness aggregating $5.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof and such acceleration is not rescinded or annulled within a 30-day period after the date of such acceleration;

                  (g) there is rendered against the Company or any of its Subsidiaries one or more final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, which are not stayed, bonded or discharged within 60 days;

                  (h) the Company, or any Significant Subsidiary, or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

                        (i) commences a voluntary case or proceeding;

                        (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                        (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

                        (iv) makes a general assignment for the benefit of its creditors;

                        (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

                        (vi) consents to the filing of such a petition or the appointment of or taking possession by a Custodian; or

                  (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (i) is for relief against the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary insolvent or bankrupt;

                        (ii) appoints a Custodian of the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary or for any substantial part of its or their properties; or

                        (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 days.

            "BANKRUPTCY LAW" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

            "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clauses (d), (f) or (g) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding notify the Company and the Trustee, of the Default and the

Company does not cure such Default (and such Default is not waived) within the time specified in clause (c) or (f) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "NOTICE OF DEFAULT".

            The Company will deliver to the Trustee, within five Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the lapse of time and the giving of notice would become an Event of Default under clause (d), (f) or (g) above, its status and what action the Company is taking or proposes to take with respect thereto.

            Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(h) or (i)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding by notice to the Company and the Trustee, may declare the Notes due and payable at their principal amount together with accrued interest. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

            If an Event of Default specified in Section 6.01(h) or (i) above occurs and is continuing, then the principal and the interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders.

            The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Noteholder) may rescind or annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal and any accrued cash interest that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.06 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal, the premium, if any, and any accrued cash interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            Section 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Noteholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(a) or (b), (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected or (3) a Default which constitutes a failure to convert any
Note in accordance with Article 10. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding through their written consent may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it against loss, liability or expense. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            Section 6.06 Limitation on Suits. A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (b) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

                  (e) the Holders of a majority in aggregate principal amount of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Noteholder may not use this Indenture to prejudice the rights of any other Noteholder or to obtain a preference or priority over any other Noteholder.

            Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, premium, if any, plus Redemption Price, Change in Control Repurchase Price or any accrued cash interest in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or any Redemption Date and to convert the Notes in accordance with Article 10 or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

            Section 6.08 Collection Suit by Trustee. If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Notes and the amounts provided for in Section 7.06.

            Section 6.09 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Redemption Price, Change in Control Repurchase Price or any accrued cash interest in respect of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of the principal amount, Redemption Price, Change in Control Repurchase Price or any accrued cash interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under
Section 7.06) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  (a) to the Trustee for amounts due under Section 7.06;

                  (b) to Noteholders for amounts due and unpaid on the Notes for the principal amount, Redemption Price, Change in Control Purchase Price or any accrued cash interest as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

                  (c) the balance, if any, to the Company.

            The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.

            Section 6.11 Distributions to Senior Secured Creditors Following Substantive Consolidation or Other Similar Remedies. In the event that a court of competent jurisdiction either under the United States Bankruptcy Code or applicable law enters (i) an order in any bankruptcy case of PRG and/or any of its Subsidiaries providing for: (A) substantive consolidation of PRG with some of all of its Subsidiaries, in whole in part, (B) the substantive consolidation of some or all of the assets and liabilities of any of PRG's Subsidiaries with PRG's bankruptcy estate, or (C) piercing the corporate veil between the Company and any of its Subsidiaries (a "Substantive Consolidation Order"), then, notwithstanding any effect of such Substantive Consolidation Order that would otherwise apply, the Holders of the Notes hereby agree that:

                  (a) The assets of any of the Subsidiaries (or the value or any proceeds realized therefrom) that are substantively consolidated with the bankruptcy estate of PRG shall be available to be applied first to the payment and satisfaction of the Subsidiaries' obligations and the obligations of PRG to the senior secured lenders under the Credit Facilities in the same manner and to the same extent as would have been the case had any Substantive Consolidation Order not been entered; and

                  (b) The value of the common stock of any of the Subsidiaries that are substantively consolidated with the bankruptcy estate of PRG shall be available to be applied first to the payment and satisfaction of the liens on the stock of the Subsidiaries granted to the senior secured lenders by PRG under the Credit Facilities in the same manner and to the same extent as would have been the case had any Substantive Consolidation Order not been entered.

            Section 6.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            Section 6.13 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Change in Control Repurchase Price or any accrued cash interest in respect of Notes, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE

            Section 7.01 Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default hereunder has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

                  (a) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred:

                        (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                        (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                  (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

            None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

            The provisions of this Section 7.01 are in furtherance of and subject to Sections 315 and 316 of the TIA.

            Section 7.02 Certain Rights of the Trustee. In furtherance of and subject to the TIA and subject to Section 7.01:

                  (a) the Trustee may rely, and shall be protected in acting or refraining from acting upon, any resolution, Officers' Certificate, Company Request, Company Order, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, Note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company;

                  (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture in accordance with the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

                  (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

                  (h) The Trustee's immunities and protections from liability and its rights to compensation and indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee's officers, directors, agents and employees and its services as Paying Agent, Registrar or any other role assumed by the Trustee hereunder or to which it has been appointed. Such immunities and protections and right to indemnification, together with the Trustee's right to compensation, shall survive the Trustee's resignation or removal and the final payment of the Notes;

                  (i) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture; and

                  (j) The Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder except (i) during any period it is serving as Paying Agent for the Notes, any Event of Default pursuant to Sections 6.01
(a), (b), (c) or (d), or (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification. All notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be in writing and delivered to the principal corporate trust office of the Trustee, and in the absence of such notice so delivered to the Trustee may conclusively assume there is no default except as aforesaid.

                  (k) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

                  (l) The Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to the Notes, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Notes.

                  (m) The Trustee shall have no responsibility for any registration, filing, recording, re-registration or re-recording of this Indenture or any other document or instrument executed in connection with this Indenture and the issuance of the Notes including, without limitation, any financing statements or continuation statements with respect thereto.

                  (n) The Trustee shall not in any event be responsible for ensuring that the rate of interest due and payable on the Notes under this Indenture does not exceed the highest legal rate of interest permissible under federal or state law applicable thereto.

            Section 7.03 Trustee Not Responsible for Recitals, Disposition of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

            Section 7.04 Trustee and Agents May Hold Notes; Collections, etc. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or such agent and, subject to Sections
7.08 and 7.13, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

            Section 7.05 Moneys Held by Trustee. Subject to the provisions of
Section 8.02 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

            Section 7.06 Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) to be agreed to in writing by the Trustee and the Company, and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including (i) the reasonable compensation and the expenses and disbursements of one counsel and of all agents and other persons not regularly in its employ and (ii) interest at the prime rate on any disbursements and advances made by the Trustee and not paid by the Company within 5 days after receipt of an invoice for such disbursement or advance) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional Indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby effectively subordinated to such senior claim to such extent. The provisions of this Section 7.06 shall survive the termination of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01 or in connection with Article 6 hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any bankruptcy law.

            Section 7.07 Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

            Section 7.08 Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA.

            Section 7.09 Persons Eligible for Appointment as Trustee. The Trustee shall at all times be a corporation or banking association having a combined capital and surplus of at least $10,000,000. If such corporation or banking association files reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so filed. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

            Section 7.10 Resignation and Removal; Appointment of Successor Trustee.

                  (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Notes by giving written notice of resignation to the Company and by mailing notice thereof by first-class mail to the Holders of Notes at their last addresses as they shall appear on the Note register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide Holder of a Note for at least six months may, subject to the provisions of Section 7.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                  (b) In case at any time any of the following shall occur:

                        (i) the Trustee shall fail to comply with the provisions of Section 7.08 with respect to any Notes after written request therefor by the Company or by any Noteholder who has been a bona fide Holder of a Note for at least six months; or

                        (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any Noteholder; or

                        (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.11, any Noteholder who has been a bona fide Holder of a Note for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If no successor trustee shall have been appointed and have accepted appointment within 30 days after a notice of removal has been given, the removed trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.

                  (c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section
1.05 of the action in that regard taken by the Noteholders.

                  (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this
Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

            Section 7.11 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of
Section 7.06.

            No successor trustee shall accept appointment as provided in this
Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

            Upon acceptance of appointment by any successor trustee as provided in this Section 7.11, the Company shall mail notice thereof by first class mail to the Holders of Notes at their last addresses as they shall appear in the register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

            Section 7.12 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or banking association shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

            Section 7.13 Preferential Collection of Claims Against the Company. The Trustee shall comply with the provisions of Section 311 of the TIA.

            Section 7.14 Reports by the Trustee. (a) The Trustee shall transmit to Holders and other persons such reports concerning the Trustee and its actions under this Indenture, but only as may be required pursuant to the TIA, on or before July 15 in each year that such report is required, such reports to be dated as of the immediately preceding May 15.

                  (b) A copy of each such report shall, at the time of such transmission to Noteholders, be furnished to the Company and be filed by the Trustee with each stock exchange upon which the Notes are listed and also with the SEC. The Company agrees to notify the Trustee when and as the Notes become admitted to trading on any national securities exchange.

            Section 7.15 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall transmit to the Noteholders, as the names and addresses of such Holders appear on the Note register, notice by mail of all Events of Default which have occurred and which the Trustee has received notice of or is required to take notice of pursuant to Section 7.02 (j), such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice; provided that, except in the case of an Event of Default in the payment of the principal of, interest on, or other similar obligation with respect to, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Noteholders.

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

            Section 8.01 Discharge of Liability on Notes. When the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation, this Indenture shall, subject to
Section 7.06, cease to be of further effect. In addition, when (i) all outstanding Notes will become due and payable within 60 days of their Stated Maturity or (ii) all outstanding Notes are scheduled for redemption within 60 days and, in each case, the Company deposits with the Trustee cash or Cash Equivalents sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for the purpose of making such principal or redemption payment, and if in any case the Company pays all other sums payable hereunder by the Company, then (1) after such time but prior to the Stated Maturity Date or Redemption Date, as applicable, the Company shall be irrevocably released from its obligations under any covenant or obligation contained in Sections 3.08, 2.14, 4.02 through 4.14, Section 5.01 and Section 6.01(c), (d), (e), (f), (g) and (i) of this Indenture and (2) from and after the Stated Maturity Date or Redemption Date, as applicable, this Indenture shall, subject to Section 7.06, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

            Section 8.02 Repayment of the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Noteholders with respect to such money or securities for that period commencing after the return thereof.

                                    ARTICLE 9

                                   AMENDMENTS

            Section 9.01 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without the consent of any Noteholder for the purposes of, among other things:

                  (a) adding to the Company's covenants for the benefit of the Holders;

                  (b) surrendering any right or power conferred upon the Company;

                  (c) providing for conversion rights of Holders if any reclassification or change of Series B Preferred Stock or Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

                  (d) reducing the Conversion Price, provided that the reduction will not adversely affect the interests of Holders in any material respect;

                  (e) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (f) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture;

                  (g) complying with Article 5; or

                  (h) adding or modifying any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders.

            Section 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes, or by the adoption of a resolution at a meeting of Holders at which a quorum is present by at least a majority in aggregate principal amount of the Notes represented at the meeting, the Company and the Trustee may modify and amend this Indenture or the Notes and noncompliance by the Company may be waived. However, without the consent of each Noteholder affected, an amendment to this Indenture or the Notes may not:

                  (a) change the maturity of the principal of or any installment of interest on any Note (including any payment of Registration Delay Payments (as that term is defined in the Registration Rights Agreement), if any);

                  (b) reduce the principal amount of, or premium, if any, or interest on (including any payment of Registration Delay Payments any Note;

                  (c) reduce the Interest Rate or interest (including Registration Delay Payments (as that term is defined in the Registration Rights Agreement), if any)) on any Note;

                  (d) change the currency of payment of principal of, premium, if any, or interest of any Note;

                  (e) impair the right to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Note; or

                  (f) reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past default.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

            Section 9.03 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

            Section 9.04 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Note hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same obligation as the consenting Holder's Note, even if notation of the consent, waiver or action is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Noteholder.

            Section 9.05 Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

            Section 9.06 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not, in the good faith opinion of the Trustee, adversely affect the rights, duties, liabilities, protections, privileges, indemnities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an

Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and complies with the TIA.

            Section 9.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10

                                   CONVERSION

            Section 10.01 Conversion Rights and Initial Price. The Notes are convertible, at the option of the holder prior to maturity, from and after the earlier of (i) the New Conversion Rights Date, or (ii) the B Conversion Date as set forth below:

                  (a) In the event that the B Conversion Date has occurred but not the New Conversion Rights Date, the Notes shall only convertible into duly authorized, fully paid and non-assessable shares of the Series B Preferred stock, and holders of the Notes may convert any outstanding Notes, or portions thereof, into the Series B Preferred Stock, at a conversion rate of that shall be 2.083 shares of Series B Preferred Stock per $1,000 principal amount of Notes. The shares of Series B Preferred Stock will be issuable only by certificate in definitive form to any such holder;

                  (b) From and after the New Conversion Rights Date, the Notes shall be convertible only into duly authorized, fully paid and non-assessable shares of Common Stock at an initial conversion price of $0.65 per share of common stock. The initial conversion price provides an initial conversion rate of 1538.462 shares of Common Stock per $1,000 principal amount of Notes (subject to adjustment as set forth in Section 10.04 below). Except as described hereinafter, no payment or other adjustment will be made on conversion of any Notes for interest accrued thereon or for dividends on Common Stock.

            Section 10.02 Exercise of Conversion Right. To exercise the conversion right, the Holder of any Note to be converted shall surrender such Note duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice substantially in the form attached to the Note to the Company stating that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

            Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of Notes being surrendered for conversion. No such payment shall be required upon surrender for conversion if the Notes so surrendered have been called for redemption with a Redemption Date that occurs during the period from the close of business on any Regular Record Date to the close of business on the third Business Day after the Interest Payment Date next succeeding such Regular Record Date.

            Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Series B Preferred Stock or Common Stock, as the case may be, issuable upon conversion shall be treated for all purposes as the record holder or holders of such Series B Preferred Stock or Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for the number of full shares of Series B Preferred Stock or Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 10.03 hereof.

            In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Notes.

            If shares of Series B Preferred Stock or Common Stock, as the case may be, to be issued upon conversion of a Restricted Note, or securities to be issued upon conversion of a Restricted Note in part only, are to be registered in a name other than that of the Holder of such Restricted Note, such Holder must deliver to the Conversion Agent a certificate in substantially the form set forth in the form of Note set forth in Exhibit A annexed hereto, dated the date of surrender of such Restricted Note and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Note. Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the Holder shares of Series B Preferred Stock, Common Stock or Notes issued upon conversion of any such Restricted Note not so accompanied by a properly completed certificate.

            The Company hereby initially appoints the Trustee as the Conversion Agent.

            Section 10.03 Fractions of Shares. No fractional shares of Series B Preferred Stock or Common Stock, as the case may be, shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Series B Preferred Stock or Common Stock, as the Case may be, which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Conversion Price at the time of such payment.

            Section 10.04 Adjustment of Conversion Price. The Conversion Price shall be subject to adjustments, calculated by the Company, from time to time as follows:

                  (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

                        (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 10.4(g)) fixed for such determination, and

                        (ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

Such reduction shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (c) In case the Company shall issue rights, options or warrants (other than pursuant to the Rights Plan) and other than any rights, options or warrants referred to in Section 10.04(d) to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the lower of the Current Market Price (as defined in Section 10.04(g)) or the Conversion Price then in effect (the "APPLICABLE PRICE") on the Record Date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction:

                        (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at the Applicable Price, and

                        (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights, options or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights, options or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights, options or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, options or warrants had not been fixed. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Applicable Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights, options or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

                  (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company or the Capital Stock of any Subsidiary of the Company (other than any dividends or distributions to which Section 10.04(a) applies) or evidences of its Indebtedness or other assets, including securities, but excluding (i) any rights, options or warrants referred to in Section 10.04(c),
(ii) any dividends or distributions in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10.11 hereof applies and (iii) dividends and distributions paid exclusively in cash (the securities described in foregoing clauses (i), (ii) and (iii) hereinafter in this Section 10.04(d) called the "EXCLUDED SECURITIES"), then, in each such case, subject to the second succeeding paragraph of this Section 10.04(d), the Conversion Price shall be adjusted so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 10.04(g)) with respect to such distribution by a fraction:

                        (i) the numerator of which shall be the Applicable Price on such date less the Fair Market Value on such date of the portion of the securities so distributed (other than excluded securities) applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date), and

                        (ii) the denominator of which shall be such Applicable Price.

Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then Fair Market Value of the portion of the securities so distributed (other than excluded securities) applicable to one share of

Common Stock is equal to or greater than the Applicable Price on the Record Date or , in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of securities so distributed (other than excluded securities) such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.04(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution (other than excluded securities), it must in doing so consider the prices in such market over the same period (the "REFERENCE PERIOD") used in computing the Current Market Price pursuant to Section 10.04(g) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holder.

            Rights, options or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"):

                        (i) are deemed to be transferred with such shares of Common Stock;

                        (ii) are not exercisable; and

                        (iii) are also issued in respect of future issuances of Common Stock,

shall be deemed not to have been distributed for purposes of this
Section 10.04(d) (and no adjustment to the Conversion Price under this Section 10.04(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of Indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 10.04(d):

                        (iv) in the case of any such rights, options or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrant (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and

                        (v) in the case of such rights, options or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights, options and warrants had never been issued.

            For purposes of this Section 10.04(d) and Sections 10.04(a), 10.04(b) and 10.04(c), any dividend or distribution to which this Section 10.04(d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 10.04(b) applies, or rights, options or warrants to subscribe for or purchase shares of Common Stock to which
Section 10.04(c) applies (or any combination thereof), shall be deemed instead to be:

                        (vi) a dividend or distribution of the evidences of Indebtedness, assets, shares of Capital Stock, rights, options or warrants other than such shares of Common Stock, such subdivision or combination or such rights, options or warrants to which Sections 10.04(a), 10.04(b) and 10.04(c) apply, respectively (and any Conversion Price reduction required by this Section 10.04(d) with respect to such dividend or distribution shall then be made), immediately followed by

                        (vii) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights, options or warrants (and any further Conversion Price reduction required by Sections 10.04(a), 10.04(b) and 10.04(c) with respect to such dividend or distribution shall then be made), except:

                              (A) the Record Date of such dividend or
            distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 10.04(a), (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of
            Section 10.04(b), and (z) as "the date fixed for the determination of stockholders entitled to receive such rights, options or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights, options or warrants" and such "Record Date" within the meaning of Section 10.04(c), and

                              (B) any shares of Common Stock included in such
            dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 10.04(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

                  (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10.11 hereof applies or as part of a distribution referred to in Section 10.04(d) hereof), in an aggregate amount that, combined together with: (1) the aggregate amount of any other such distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 10.04(e) has been made, and (2) the aggregate of any cash plus the Fair Market Value of consideration payable in respect of any tender offer or exchange offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to Section 10.04(f) hereof has been made, exceeds 10% of the product of the Applicable Price on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

                        (i) the numerator of which shall be equal to the lower of the Applicable Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the Record Date, and

                        (ii) the denominator of which shall be equal to the Applicable Price on such date.

However, in the event that the then Fair Market Value of the portion of the securities so distributed (other than excluded securities) applicable to one share of Common Stock is equal to or greater than the Applicable Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (f) In case a tender offer or exchange offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire and such tender offer or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of Purchased Shares (as defined below)) of an aggregate consideration having a Fair Market Value that combined together with:

                        (i) the aggregate of the cash plus the Fair Market Value, as of the expiration of such tender offer or exchange offer, of consideration payable in respect of any other tender offers or exchange offers, by the Company or any of its Subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer or exchange offer and in respect of which no adjustment pursuant to this Section 10.04(f) has been made, and

                        (ii) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer or exchange offer and in respect of which no adjustment pursuant to Section 10.04(e) has been made, exceeds 10% of the product of the Applicable Price as of the last time (the "EXPIRATION TIME") tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares or exchanged shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

                              (A) the numerator of which shall be the number of
            shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Applicable Price on the Trading Day next succeeding the Expiration Time, and

                              (B) the denominator shall be the sum of (x) the
            Fair Market Value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Applicable Price on the Trading Day next succeeding the Expiration Time.

Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 10.04(f) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this Section 10.04(f).

                  (g) For purposes of this Section 10.04, the following terms shall have the meanings indicated:

                        (i) "CURRENT MARKET PRICE" shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

                              (A) the "ex" date (as hereinafter defined) for any
            event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.04(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

                              (B) the "ex" date for any event (other than the
            issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.04(a),
            (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

                              (C) the "ex" date for the issuance or distribution
            requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value, whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of Capital Stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

      For purposes of any computation under Section 10.04(f), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.04(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

                              (D) with respect to any issuance or distribution,
            means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

                              (E) with respect to any subdivision or combination
            of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

                              (F) with respect to any tender or exchange offer,
            means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

      Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 10.04, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.04 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                        (ii) "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (h) The Company may make such reductions in the Conversion Price, in addition to those required by Section 10.04(a), (b), (c), (d), (e) or
(f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock (including any securities convertible into shares of Common Stock) or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

            To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

                  (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 10.04(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  (j) In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Series B Preferred Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Series B Preferred Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 10.03 hereof.

                  (k) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (l) If the distribution date for the rights provided in the Rights Plan occurs prior to the date a Note is converted, the Holder of the Note who converts such Note after the distribution date is not entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the shares of Common Stock received upon such conversion; provided, however, that an adjustment shall be made to the Conversion Price pursuant to Section 10.04(b) as if the rights were being distributed to the common stockholders of the Company immediately prior to such conversion. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.

            Section 10.05 Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 10.04(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

            Section 10.06 Notice Prior to Certain Actions. In case at any time after the date hereof:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

                  (b) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of Capital Stock of any class (or of securities convertible into shares of Capital Stock of any class) or of any other rights;

                  (c) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

                  (d) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 4.05 hereof, and shall cause to be provided to the Trustee and all Holders in accordance with Section 11.02 hereof, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

                        (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or

                        (ii) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

            Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (a) through (d) of this Section 10.06.

            Section 10.07 Company to Reserve Series B Preferred Stock and Common Stock.

                  (a) The Company shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Series B Preferred Stock and Common Stock, for the purpose of effecting the conversion of Notes and the Series B Preferred Stock, (i) 130% of the full number of shares of fully paid and nonassessable Series B Preferred stock then issuable upon the conversion of all Notes outstanding and (ii) 130% of the full number of shares of fully paid and nonassessable Common stock then issuable upon conversion of all shares of Series B Preferred Stock into which the Notes are then convertible or, after the New Rights Conversion Date, the Common Stock into which the Notes are then convertible (collectively, the "REQUIRED RESERVE AMOUNT"). The initial number of shares of

Series B Preferred Stock and Common Stock reserved for conversions of the Notes and Series B Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the principal amount of the Notes held by each Holder on the Issue Date or increase in the number of reserved shares, as the case may be (the "AUTHORIZED SHARE ALLOCATION"). In the event that a Holder shall sell or otherwise transfer any of such Holder's interests in any Notes, each transferee shall be allocated a pro rata portion of such Holder's Authorized Share Allocation. Any shares of Series B Preferred Stock and Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining Holders of such Notes, pro rata based on the Principal Amount of the Notes then held by such Holders.

                  (b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Series B Preferred Stock and Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes and the Series B Preferred Stock at least a number of shares of Series B Preferred Stock and Common Stock equal to the Required Reserve Amount (an "AUTHORIZED SHARE FAILURE"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Series B Preferred Stock or Common Stock, as the case may be, to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the outstanding Notes and Series B Preferred Stock. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock or Series B Preferred stock, as the case may be. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders' approval of such increase in authorized shares of Series B Preferred Stock or Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.

            Section 10.08 Taxes on Conversions. Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Series B Preferred Stock on conversion of Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Series B Preferred Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

            Section 10.09 Covenant as to Series B Preferred Stock. The Company covenants that all shares of Series B Preferred Stock which may be issued upon conversion of Notes and all shares of Common Stock which may be issued upon conversion of such shares of Series B Common Stock will upon issue be fully paid and nonassessable and, except as provided in Section 10.08, the Company will pay all taxes, liens and charges with respect to the issue thereof.

            Section 10.10 Cancellation of Converted Notes. All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.10.

            Section 10.11 Effect of Reclassification, Consolidation, Merger or Sale. If any of following events occur, namely:

                  (a) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

                  (b) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or

                  (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Notes been converted into Series B Preferred Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Series B Preferred Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance is not the same for each share of Series B Preferred Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 10.11 the kind and amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Series B Preferred Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Section 3.09 hereof.

            The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

            The above provisions of this Section 10.11 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

            If this Section 10.11 applies to any event or occurrence, Section
10.04 hereof shall not apply.

            Section 10.12 Adjustment for Other Distributions. If, after the Issue Date of the Notes, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar Equity Interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Price shall be adjusted in accordance with the formula:

                              P' = P x 1/(1 + F/M)

where:

            P' = the adjusted Conversion Price.

            P = the current Conversion Price.

            M = the average of the Post-Distribution Prices of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the principal United States exchange or market which such securities are then listed or quoted (the "EX-DIVIDEND DATE").

            F = the Fair Market Value of the securities distributed in respect of each share of Common Stock shall mean the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Post-Distribution Prices of those securities distributed for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date.

            "POST-DISTRIBUTION PRICE" of Capital Stock or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "when issued" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange or market on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange or market, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated; provided that if on any date such units have not traded on a "when issued" basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "regular way" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations, which reflect the post-distribution value of the Capital Stock or Equity Interests as it considers appropriate.

            Section 10.13 Responsibility of Trustee for Conversion Provisions. The Trustee, subject to the provisions of Section 7.01 hereof, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 7.01 hereof, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Series B Preferred Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.01 hereof, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 7.01 hereof, and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

                                   Article 11

                                 MISCELLANEOUS

            Section 11.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            Section 11.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

            if to the Company:

                  PRG-Schultz International, Inc.
                  600 Galleria Parkway
                  Suite 100
                  Atlanta, GA 30339-5986
                  Attention: Clinton McKellar, Jr., Esq.
                  Telephone No.: (770) 779-3900
                  Facsimile No.: (770) 779-3133

            if to the Trustee:

                  U.S. Bank National Association
                  360 Interstate North Parkway SE
                  Suite 500
                  Atlanta, GA 30339
                  Attention: Paul L. Henderson, CCTS
                  Telephone No.: (770) 644-6806
                  Facsimile No.: (770) 644-6879

            The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication given to a Noteholder shall be mailed to the Noteholder, by first-class mail, postage prepaid, at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

            If the Company mails a notice or communication to the Noteholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

            Section 11.03 Communication by Holders with Other Holders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

            Section 11.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Section 11.05 Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (a) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                  (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

            Section 11.06 Withholding. The Company's obligations under this Indenture and the Notes, and any Noteholder's right to receive any amounts thereunder (including Additional Notes, Series B Preferred Stock and Common Stock), shall be subject to all applicable withholding and reporting requirements imposed by any governmental authority with respect thereto. Notwithstanding the foregoing, each Noteholder shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on it by any governmental authority, including income, withholding and other tax obligations.

            Section 11.07 Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 11.08 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

            Section 11.09 Legal Holidays. A "LEGAL HOLIDAY" is any day other than a Business Day. If any specified date (including a date for giving notice or making a payment or a purchase) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest, if any, shall accrue for the intervening period.

            Section 11.10 Governing Law. THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            Section 11.11 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

            Section 11.12 Successors. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

            Section 11.13 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

      IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                      PRG-SCHULTZ INTERNATIONAL, INC.

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      U.S. BANK NATIONAL ASSOCIATION,
                                      as Trustee

                                      By:
                                          --------------------------------------
                                          Name:  Paul L. Henderson
                                          Title: Authorized Representative

                                   EXHIBIT A-1

                          [FORM OF FACE OF GLOBAL NOTE]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                                      A-1-1

                         PRG-SCHULTZ INTERNATIONAL, INC.
                      10% Senior Convertible Notes due 2011

                                                                   CUSIP NO. [ ]

      No.:  1

      Issue Date:  [ ], 2006

      PRG-SCHULTZ INTERNATIONAL, INC. a Georgia corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of [_______________] DOLLARS
($[_____________]) on [      ], 2011.

      This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note

      Additional provisions of this Note are set forth on the other side of this Note.

Dated:  [ ], 2011                     PRG-SCHULTZ INTERNATIONAL, INC.

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

[SEAL]

Attest:

----------------------------------
Name:
Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this
is one of the Notes referred to
in the within-mentioned Indenture (as
defined on the other side of this Note).

By:
    -------------------------------------
    Authorized Signatory

Dated:
       ----------------------------------

                         [FORM OF REVERSE SIDE OF NOTE]

                      10% Senior Convertible Notes due 2011

      Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture unless otherwise indicated.

1. Interest.

      The Company promises to pay interest at the Interest Rate, at the Company's option, in cash or Additional Notes on the principal amount of this Note. The Company will pay cash interest semi-annually in arrears on March 15 and September 15 of each year (each an "INTEREST PAYMENT DATE"), beginning on September 15, 2006, to Holders of record at the close of business on the preceding March 1 or September 1 (whether or not a business day) (each a "REGULAR RECORD DATE"), as the case may be, immediately preceding such Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal, or if shares of Series B Preferred Stock or Common Stock, as the case may be (or cash in lieu of fractional shares) in respect of a conversion of this Note in accordance with the terms of Article 10 of the Indenture are not delivered when due, at the rate borne by the Notes, and it shall pay interest in cash on overdue installments of interest at the same rate to the extent lawful. All such overdue interest shall be payable on demand. The Company shall promptly cause to be executed and authenticated any Additional Notes issued in payment of interest in accordance with Section 2.02 of the Indenture and deliver such Additional Notes to each Holder of record (or the Trustee or the authenticating agent in custody of such Persons).

2. Method of Payment.

      Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of, premium, if any, and cash interest on this Note and in respect of Redemption Prices and Change in Control Repurchase Prices to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes, . provided that at the option of the Company, payment of interest may be made by Additional Notes. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. A Holder with an aggregate principal amount of Notes in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the written election of such Holder received by the Paying Agent and containing all relevant information necessary to make such wire transfer. Any such election shall remain in full force and effect unless rescinded or otherwise modified in writing. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

3. Paying Agent, Conversion Agent and Registrar.

      Initially, U.S. Bank National Association (the "TRUSTEE"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying

Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4. Indenture.

      The Company issued the Notes under an Indenture dated as of [________], 2006 (the "INDENTURE"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

      The Notes are general, senior unsecured obligations of the Company initially limited to [$60,000,000 aggregate principal amount plus an aggregate amount of up to $38,000,000 Additional Notes] paid as interest on the Notes (subject to Section 2.07 of the Indenture and the Issuer's right to reopen the series of Notes pursuant Section 2.02 of the Indenture).

5. Optional Redemption.

      This Note may be redeemed in whole or in part upon not less than 30 nor more than 60 days' notice, at any time and from time to time prior to the Stated Maturity, at the option of the Company at the redemption price of $1,000 per $1,000 principal amount of Notes, plus any interest accrued but not paid prior to (but not including) the Optional Redemption Date, if both of the following have occurred: (i) payment in full by the Company of the Non-Convertible Notes including without limitation, accrued but unpaid interest, pre-payment penalties, fees or other expenses due thereunder and (ii) the New Conversion Rights Date.

      Unless the Company defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

      If fewer than all the Notes are to be redeemed, the Trustee shall select the particular Notes to be redeemed from the outstanding Notes by the methods as provided in the Indenture. If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed to be the portion selected for redemption (provided, however, that the Holder of such Note so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such
Note). Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

      On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price and accrued and unpaid interest.

      Notice of redemption will be given by the Company to the Holders as provided in the Indenture.

6. Repurchase by the Company at the Option of the Holder.

      If a Change in Control occurs, the Holder, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase the Notes at the Change in Control Repurchase Price in cash, plus any interest accrued and unpaid to, but excluding, the Change in Control Repurchase Date.

      No fractional shares of Series B Preferred Stock or Common Stock, as the case may be, will be issued upon repurchase of any Notes. Instead of any fractional share of Series B Preferred Stock or Common Stock which would otherwise be issued upon conversion of such Notes, the Company shall pay a cash adjustment as provided in the Indenture.

      A Change in Control Repurchase Notice will be given by the Company to the Holders as provided in the Indenture. To exercise a repurchase right, a Holder must deliver to the Trustee a written notice as provided in the Indenture.

      Holders have the right to withdraw any Change in Control Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

7. Notice of Redemption.

      Notice of an optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Notes or portions thereof.

8. Conversion.

      This Note is convertible, at the option of the holder prior to maturity, from and after the earlier of (i) the New Conversion Rights Date, or (ii) the B Conversion Date: (a) in the event that the B Conversion Date has occurred but not the New Conversion Rights Date, this Note shall only convertible into duly authorized, fully paid and non-assessable shares of the Series B Preferred Stock, and holders of this Note may convert any outstanding Note, or portions thereof, into the Series B Preferred Stock, at a conversion rate of that shall be 2.083 shares of Series B Preferred Stock per $1,000 principal amount of Notes (such shares of Series B Preferred Stock will be issuable only by certificate in definitive form to any such holder); (b) from and after the New Conversion Rights Date, this Note shall be convertible only into duly authorized, fully paid and non-assessable shares of Common Stock at an initial conversion price of $0.65 per share of Common Stock (such initial conversion price provides an initial conversion rate of 1538.462 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment under the terms of the Indenture. The Company shall pay a cash adjustment as provided in the Indenture in lieu of any fractional share of Series B Preferred Stock or Common Stock. Except as described in the Indenture, no payment or other adjustment will be made on conversion of any Notes for interest accrued thereon or for dividends on Common Stock. A Note in respect of which a Holder has delivered a Change in Control Repurchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

      To convert a Note, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and
(4) pay any transfer or similar tax, if required.

8. Denominations; Transfer; Exchange.

      The Notes are in fully registered form without coupons. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Change in Control Repurchase Notice or Option of Holder to Elect Purchase has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

9. Persons Deemed Owners.

      The registered Holder of this Note may be treated as the owner of this Note for all purposes.

10. Unclaimed Money or Notes.

      The Trustee and the Paying Agent shall return to the Company upon written request any money or Notes held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or Notes must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11. Amendment; Waiver.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not adversely affect the rights of any Noteholder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

12. Defaults and Remedies.

      Under the Indenture, Events of Default include (1) the Company fails to pay when due the principal of or premium, if any, on any of the Notes at maturity, upon redemption or exercise of a repurchase right or otherwise; (2) the Company fails to pay an installment of interest (including Registration Delay Payments, as that term is defined in the Registration Rights Agreement, if any) on any of the Notes that continues for 30 days after the date when due; (3) the Company fails to deliver shares of Series B Preferred Stock or Common Stock, as applicable, together with cash in lieu of fractional shares, if any, when such shares or cash are required to be delivered for conversion of a Note and such failure continues for 10 days after such delivery date; (4) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture for a period of 30 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (5) the Company fails to give or cause the Trustee to give all Noteholders notice of the occurrence of a Change in Control in accordance with the provisions of the Indenture; (6) (A) one or more defaults in the payment of principal of or premium, if any, on any of the Company's or the Company's Subsidiaries' Indebtedness aggregating $5.0 million or more, when the same becomes due and payable at the scheduled maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within a 30-day period after the date of such default or (B) any of the Company's or the Company's Subsidiaries' Indebtedness aggregating $5.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof and such acceleration is not rescinded or annulled within a 30-day period after the date of such acceleration; (7) if unsatisfied judgements not covered by insurance aggregating in excess of $5.0 million rendered against the Company or any of its Affiliates and not stayed, bonded or discharged within 60 days; and (8) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary. If an Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 of the Indenture) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

      Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Note sunless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of amounts specified in clause (1) or (2) above) if it determines that withholding notice is in their interests.

13. Designation.

      The Indebtedness evidenced by this Note is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority for the purposes of any other existing or future Indebtedness of the Company which the Company makes subordinate to any senior (or such other term denoting seniority) Indebtedness of the Company.

14. Trustee Dealings with the Company.

      Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15. No Recourse Against Others.

      A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16. Authentication.

      This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

17. Abbreviations.

      Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18. GOVERNING LAW.

      THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                ----------------

The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                 PRG-Schultz International, Inc.
                 600 Galleria Parkway
                 Suite 100
                 Atlanta, Georgia  30339-5986
                 Attention:  Chief Financial Officer

ASSIGNMENT FORM                                CONVERSION NOTICE
To assign this Note, fill in the form below:   To convert this Note into Series B Preferred Stock, check this box
                                                                      [ ]

                                               To convert this Note into Common Stock, check this box

                                                                      [ ]

                                               To convert only part of this Note, state the principal
                                               amount to be converted (which must be $1,000 or an
                                               integral multiple of $1,000 (except in the case of
                                               Additional Notes paid in interest on this Note which may
                                               be in other amounts)):

                                               $---------------------
I or we assign and transfer this Note to       If you want the stock certificate made out in another person's name, fill in the form below
--------------------------------------------
--------------------------------------------

(Insert assignee's social sec. or tax ID no.)

                                               --------------------------------------------
                                               --------------------------------------------
--------------------------------------------
--------------------------------------------
                                               (Insert other person's social security or tax ID number)
(Print or type assignee's name, address and
zip code)

And irrevocably appoint

_____________________ agent to transfer this
Note on the books of the Company. The agent may substitute another to act for him.

                                               --------------------------------------------
                                               --------------------------------------------
                                               --------------------------------------------
                                               (Print or type other person's name, address and zip code)

--------------------------------------------   --------------------------------------------
Date:                                          Your Signature:

       (Sign exactly as your name appears on the other side of this Note)

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 3.15 of the Indenture, check the appropriate box below:

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.15 of the Indenture, state the amount you elect to have purchased:

                                $---------------

Date:  _______________

                                               Your Signature:
                                                              --------------------------------------------------
                                                    (Sign exactly as your name appears on the face of this Note)

                                               Tax Identification No.:
                                                                      ------------------------------------------

Signature Guarantee*: -----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A-1-1

                                   EXHIBIT A-2

                           [FORM OF CERTIFICATED NOTE]

                                     A-2-1

                         PRG-SCHULTZ INTERNATIONAL, INC.
                      10% Senior Convertible Notes due 2011

                                                                   CUSIP NO. [ ]

      No.:

      Issue Date:

      PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of [___________] DOLLARS ($[__________]) on [ ], 2011.

      This Note shall bear interest as specified on the other side of this Note.

      Additional provisions of this Note are set forth on the other side of this Note.

Dated:  [ ], 2011                     PRG-SCHULTZ INTERNATIONAL, INC.
                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:
TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as
Trustee,
certifies that this is one of
the Notes referred to in the
within-mentioned Indenture (as
defined on the other
side of this Note).

By:
   -----------------------------------------
      Authorized Signatory

Dated:
      --------------------------------------

                         [Text of Reverse Side of Note]

                              Use Exhibit A-1 Text

                                    EXHIBIT B

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Sections 3.08 of the Indenture, check the appropriate box below:

      If you want to elect to have only part of the Note purchased by the Company pursuant to Sections 3.08 of the Indenture, state the amount you elect to have purchased:

                                $---------------

Date: _______________

                                    Your Signature:
                                                     ---------------------------
                                       (Sign exactly as your name appears on the
                                                              face of this Note)

                                    Tax Identification No.:
                                                             -------------------

Signature Guarantee*: _________________________

      * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     D-1-1